Exhibit 99.1

News Release

Graham Corporation ♦ 20 Florence Avenue ♦ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION REFINANCES DEBT WITH NEW, LOWER COST

$50 MILLION REVOLVING CREDIT FACILITY

BATAVIA, NY, October 16, 2023 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries, today announced that it has successfully closed on a new, five-year $50 million senior secured revolving credit facility with Wells Fargo Bank N.A. of which $35 million is immediately available. The Company will use the proceeds from the facility and cash on hand to pay down the remaining $11.5 million balance of its term loan and the $725,000 exit fee from its previous lending agreement amendments. The new facility will reduce current borrowing rates by approximately 25 basis points to SOFR plus 1.25%.

The additional $15 million of the facility automatically becomes available after the Company achieves three consecutive quarters of trailing twelve month adjusted EBITDA of $15 million and minimum liquidity of $7.5 million as defined in the credit agreement.

Christopher Thome, Chief Financial Officer, commented, “This new credit facility reflects the progress we are making as a Company and provides us greater financial flexibility to execute on our strategy for growth. The revolver expands our borrowing capacity while reducing our cost of borrowing. Importantly, the savings from the refinancing will provide for a less than three-year payback of the exit fee.”

About Graham Corporation

GHM is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. The Graham Manufacturing and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems.

Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

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GRAHAM CORPORATION REFINANCES DEBT WITH NEW, LOWER COST $50 MILLION REVOLVING CREDIT FACILITY

October 16, 2023

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “anticipates,” “should,” ”may”, “will,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, its use of the proceeds from and future savings related to the new facility, and its cash usages, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Christopher J. Thome	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
dpawlowski@keiadvisors.com

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